Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bumble Inc. 2021 Omnibus Incentive Plan and Bumble Inc. 2021 Employee Stock Purchase Plan, of our report dated October 30, 2020, with respect to the consolidated financial statements of Worldwide Vision Limited and subsidiaries included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-252124) and related Prospectus of Bumble Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cambridge, United Kingdom

February 10, 2021